Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-73461 and 333-75859) of our report dated June 25, 2009, relating to the financial statements and supplemental schedules of Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan as of December 31, 2008 and 2007 and for the year ended December 31, 2008, included in this Form 11-K.

/s/ Mayer Hoffman McCann P.C.

Phoenix, Arizona
June 25, 2009